Exhibit 99.1

UNITED ONLINE REPORTS FISCAL THIRD-QUARTER RESULTS

Company Reports Record Revenues and Profitability

Pay Subscribers Grow by 229,000 During Quarter to 2.4 Million

WESTLAKE VILLAGE, Calif., April 30, 2003 — United Online, Inc. (Nasdaq: UNTD), a leading provider of value-priced Internet services, today reported results for its fiscal third quarter ended March 31, 2003.

•                  Total revenues for the quarter were a record $73.8 million, up 45 percent versus $50.9 million for the year-ago quarter.

•                  Pay subscribers were a record 2.4 million at March 31, 2003, a net increase of 229,000 subscribers during the quarter and a net increase of 807,000, or 51 percent, during the preceding twelve months.  Total active users(1), including users of the company’s free services, totaled 5.2 million at March 31, 2003.

•                  Income from operations was $6.6 million for the quarter, or 9.0 percent of revenues, versus a loss from operations of ($8.4) million for the year-ago quarter.

•                  Pro forma EBITDA(2) for the quarter was $13.7 million, or 18.5 percent of revenues, a 206 percent increase versus $4.5 million, or 8.7 percent of revenues, for the year-ago quarter.

•                  Net income for the quarter was a record $7.0 million, or $0.15 per diluted share, versus a net loss of ($7.3) million, or ($0.19) per share, for the year-ago quarter.

•                  Pro forma net income(3) for the quarter was $11.1 million, or $0.25 per diluted share, calculated in a manner consistent with the analyst consensus estimate as reported by First Call.  This compares to $609,000, or $0.01 per diluted share, for the year-ago quarter.

•                  Cash flows from operations was $16.0 million for the quarter, versus $3.6 million for the year-ago quarter.

•                  Free cash flow(4) for the quarter was $15.9 million, versus $3.8 million for the year-ago quarter.

“During the past two years, we have diligently focused on our goal of becoming the leader in the growing value-priced Internet access market,” said Mark R. Goldston, chairman, CEO and president of United Online.  “Our commitment to growth, combined with our efficient operating structure, helped position United Online for its outstanding performance this quarter, highlighted by record organic pay subscriber growth and record profitability.  We are very pleased with the progress we have made in building our consumer brands and carving out a powerful niche in the marketplace.  As a company, we will continue to innovate and invest in opportunities that we believe will grow our business over the long term.”

“United Online’s disciplined execution this quarter enabled us to quadruple free cash flow and increase average revenue per employee by 44 percent year-over-year,” said Charles S. Hilliard,

executive vice president and CFO of United Online.  “We generated more than $55 million of free cash flow over the past twelve months by driving significant operating leverage, evidenced by United Online adding more than 800,000 pay subscribers while increasing headcount by only 17 to 447 total employees.”

Additional Highlights:

•                  Billable services revenues were $66.0 million, or 89 percent of total revenues, an increase of 49 percent versus $44.4 million, or 87 percent of total revenues, for the March 2002 quarter.

•                  Billable services margin(6) was 64.3 percent for the March 2003 quarter.

•                  Annualized revenue per average employee(5) was $663,000 for the March 2003 quarter, up 44 percent versus $461,000 for the year-ago quarter.

•                  Cash balances at the end of the March 2003 quarter were $172.3 million, including cash, cash equivalents, short-term investments and restricted cash.

•                  The company repurchased approximately 128,000 shares of its common stock at an aggregate cost of $1.8 million during the March 2003 quarter.  Since inception of the common stock repurchase program in March 2001, the company has repurchased approximately 1.3 million shares of its common stock at an aggregate cost of $7.5 million.

•                  In March 2003, the company launched a Mac OS X version of its NetZero and Juno Platinum Internet access services.  For the same monthly price of $9.95, the company now offers millions of Mac users a reliable and affordable option for getting online.

•                  Earlier this month, the company launched its next-generation dial-up Internet access services that deliver Web surfing speeds from any phone jack up to five-times faster than traditional dial-up Internet access.  Marketed as NetZero HiSpeed and Juno SpeedBand, these services include a Platinum Internet access account and are offered for only $5.00 more at $14.95 per month.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this release.  United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Following is the company’s current guidance for the June 2003 quarter and the fiscal year ending June 30, 2004:

(in millions)	June 2003Q est.	FY 2004 est.
Income from operations	$8.0 - $8.8	$45.5 - $50.5
Depreciation	2.0	6.6
Amortization	4.0	15.9
EBITDA	$14.0 - $14.8	$68.0 - $73.0

Weighted average diluted shares	45.5 - 46.0	46.0 - 48.0

•                  Pay subscribers are estimated to grow by 100,000 to 120,000 in the June 2003 quarter.

•                  Billable services margin(6) is projected to improve modestly in the June 2003 quarter from the 64.3 percent margin achieved in the March 2003 quarter.

Income Tax Guidance

•                  Consistent with previous guidance, the company currently estimates that its effective tax rate for the June 2003 quarter will be approximately 10%.

•                  The company has potential future tax benefits, or deferred tax assets, associated with historical net operating losses that, because they are fully reserved by a valuation allowance, are not currently reflected on its balance sheet.  The company continues to evaluate its ability to utilize these deferred tax assets in future periods.  If the company continues to meet its financial goals, it is reasonably possible that it will recognize a portion of its deferred tax assets in the near future by releasing the related valuation allowance.  This would result in the company (i) recording a tax benefit that would increase net income in the period the allowance is released and (ii) reporting an effective tax rate as high as 41% in subsequent periods.  While the potential increase in the effective tax rate would affect the company’s reported provision for income taxes in future periods, it would not result in an increase in cash payments for income taxes.

(1) Active users are defined as all free subscribers that logged on to our services at least once during the preceding 31 days, together with all subscribers to a billable service.

(2) Earnings before interest, taxes, depreciation and amortization (EBITDA) is defined as income (loss) from operations before depreciation and amortization.  Pro forma EBITDA represents EBITDA before stock-based charges and restructuring and merger-related costs.  Management believes that because EBITDA and pro forma EBITDA exclude certain items that either do not impact the company’s cash flows or which management believes are not reflective of the company’s core operating results over time, these measures provide investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period, and to assess the company’s ability to make capital expenditures, fund working capital requirements, incur and repay indebtedness, and fund strategic initiatives.  Management also uses EBITDA and pro forma EBITDA for these purposes, as well as to assess performance for incentive compensation purposes and to allocate resources in managing the company’s business.  EBITDA and pro forma EBITDA are not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the tables that follow this text.

(3) Pro forma net income is defined as net income (loss) before the after-tax effect of amortization of intangible assets, stock-based charges and restructuring and merger-related costs.  Management believes that pro forma net income provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of certain non-cash expenses and other items which management believes are not reflective of the company’s core operating results over time.  Management also uses pro forma net income for these purposes.  Pro forma net income is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the tables that follow this text.

(4) Free cash flow is defined as net cash provided by operating activities before cash paid for restructuring and merger-related costs, less capital expenditures.  Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets, and excludes the cash impact of items which management believes are not reflective of the company’s core operating results over time.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, effecting potential acquisitions, strengthening the balance sheet, and effecting share repurchases.  Free cash flow is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the tables that follow this text.

(5) Annualized revenue per average employee represents annualized total revenues for the period divided by the average number of employees during that period.

(6) Billable services margin represents billable services revenues less cost of billable services divided by billable services revenues.

About United Online

United Online, Inc. (Nasdaq: UNTD) is a leading provider of value-priced Internet access through its NetZero, Juno and BlueLight Internet services.  The company’s services are offered at less than half the standard monthly prices of its major competitors and are available in more than 6,000 cities across the United States and in Canada.  United Online has approximately 447 employees worldwide and is headquartered in Westlake Village, CA, with offices in New York City, San Francisco and Hyderabad, India.  For more information about United Online and its Internet access services, please visit www.untd.com.

United Online will be hosting a conference call today at 8:00AM PDT (11:00AM EDT) to discuss its quarterly results.  A live Web cast of the call can be accessed on the Investors section of the company’s Web site at www.untd.com.  A recording of the call will be available on the site for seven days.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project” and “estimate” or similar expressions constitute forward-looking statements.  These statements include, without limitation, guidance for future financial performance; growth in billable subscribers; weighted average shares outstanding; depreciation and amortization; and future tax rates and benefits.  Actual results may differ materially from those predicted and reported results should not be considered an indication of future performance.  Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in pricing by our competitors; the company’s inability to retain its existing subscribers and sign up new subscribers; that the projected numbers of weighted average diluted shares change due to stock issuances, stock repurchases, fluctuations in the company’s stock price or other factors; that the projected amortization and depreciation figures change due to capital spending or other factors; that unanticipated usage by subscribers, additional telecommunications costs or other factors might negatively impact billable services margins; changes in our free user base; that the company does not realize the benefits of its deferred tax assets; the company’s inability to maintain its agreements with telecommunications providers on attractive terms; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; unanticipated technological problems or developments; risks associated with litigation; and unanticipated governmental regulation. More information about potential factors that could affect the company’s business and financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, which are on file with the Securities and Exchange Commission (http://www.sec.gov), including (without limitation) information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

- TABLES TO FOLLOW -

Investor Contact:

Brent Zimmerman

United Online, Inc.

805-418-2350

investor@untd.com

Press Contacts:

Liz Gengl

United Online, Inc.

805-418-2076

pr@untd.com

Peter Delgrosso

United Online, Inc.

805-418-2388

pr@untd.com

UNITED ONLINE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2003	June 30, 2002
	(unaudited)
ASSETS
Cash, cash equivalents and short-term investments	$171,515	$139,355
Restricted cash	811	6,185
Accounts receivable, net	11,930	7,977
Property and equipment, net	12,518	16,500
Intangible assets, net	53,558	58,119
Other assets	8,295	5,457
Total assets	$258,627	$233,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$23,536	$21,575
Accrued liabilities	15,255	11,212
Deferred revenue	23,902	18,815
Capital leases	98	3,205
Total liabilities	62,791	54,807

Stockholders’ equity	195,836	178,786
Total liabilities and stockholders’ equity	$258,627	$233,593

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Revenues:
Billable services	$66,035	$44,419
Advertising and commerce	7,784	6,492
Total revenues	73,819	50,911

Operating expenses:
Cost of billable services	23,592	22,073
Cost of free services	3,134	6,786
Sales and marketing	23,623	11,578
Product development	5,964	6,378
General and administrative	7,126	7,125
Restructuring charge	(215)	680
Amortization of intangible assets	3,964	4,685
Total operating expenses	67,188	59,305

Income (loss) from operations	6,631	(8,394)

Interest income, net	1,105	1,082
Other income, net	—	58

Income (loss) before income taxes	7,736	(7,254)

Provision for income taxes	774	—

Net income (loss)	$6,962	$(7,254)

Basic net income (loss) per share	$0.17	$(0.19)
Diluted net income (loss) per share	$0.15	$(0.19)

Shares used to calculate basic income (loss) per share	41,468	38,951
Shares used to calculate diluted income (loss) per share	45,092	38,951
Shares outstanding at end of period	41,704	40,128

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Cash Flow Statements

(in thousands)

	Three Months Ended March 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss):	$6,962	$(7,254)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and stock-based charges.	6,801	11,810
Other	586	3
Change in operating assets and liabilities (excluding the effects of acquisitions):
Restricted cash	—	219
Accounts receivable	(618)	238
Other assets	(1,231)	933
Accounts payable and accrued expenses	(240)	373
Deferred revenue	3,745	(2,686)
Net cash provided by operating activities	16,005	3,636

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(13,626)	(11,982)
Proceeds from maturities of short-term investments	255	20,811
Proceeds from sales of assets	—	172
Purchases of property and equipment	(2,024)	(435)
Net cash (used for) provided by investing activities	(15,395)	8,566

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and capital leases	(598)	(1,560)
Repayment of notes receivable	10	—
Common stock repurchases	(1,815)	(2,454)
Proceeds from exercises of stock options	255	1,231
Net cash used for financing activities	(2,148)	(2,783)
Change in cash and cash equivalents	(1,538)	9,419
Cash and cash equivalents, beginning of period	63,301	60,347
Cash and cash equivalents, end of period	$61,763	$69,766

UNITED ONLINE, INC.

Reconciliation of Net Income to Pro Forma Net Income (3)

(in thousands, except per-share data)

	Three Months Ended March 31, 2003				Three Months Ended March 31, 2002
	Reported	Pro Forma Entries		Pro Forma	Reported	Pro Forma Entries		Pro Forma

Revenues:
Billable services	$66,035	$—		$66,035	$44,419		$—	$44,419
Advertising and commerce	7,784	—		7,784	6,492	—		6,492
Total revenues	73,819	—		73,819	50,911	—		50,911
Operating expenses:
Cost of billable services	23,592	(40	)(a)	23,552	22,073	(62	)(a)	22,011
Cost of free services	3,134	—		3,134	6,786	—		6,786
Sales and marketing	23,623	(31	)(a)	23,592	11,578	(734	)(a)	10,844
Product development	5,964	(266	)(a)	5,698	6,378	(458	)(a)	5,920
General and administrative	7,126	(125	)(a)	7,001	7,125	(1,244	)(a)	5,881
Restructuring charges	(215)	215	(b)	—	680	(680	)(b)	—
Amortization of intangible assets	3,964	(3,964	)(c)	—	4,685	(4,685	)(c)	—
Total operating expenses.	67,188	(4,211)		62,977	59,305	(7,863)		51,442

Income (loss) from operations	6,631	4,211		10,842	(8,394)	7,863		(531)

Interest income, net	1,105	—		1,105	1,082	—		1,082
Other income, net	—	—		—	58			58

Income (loss) before income taxes	7,736	4,211		11,947	(7,254)	7,863		609

Provision for income taxes	774	72	(d)	846	—	—		—

Net income (loss)	$6,962	$4,139		$11,101	$(7,254)		$7,863	$609

Basic net income (loss) per share	$0.17			$0.27	$(0.19)			$0.02
Diluted net income (loss) per share	$0.15			$0.25	$(0.19)			$0.01

Shares used to calculate basic income (loss) per share	41,468			41,468	38,951			38,951
Shares used to calculate diluted income (loss) per share	45,092			45,092	38,951			43,289
Shares outstanding at end of period	41,704			41,704	40,128			40,128

(a)  Elimination of amortization of stock-based charges of $28 and $2,198 and merger-related charges of $434 and $300, in 2003 and 2002, respectively.

(b)  Elimination of restructuring charges.

(c)  Elimination of amortization of intangible assets.

(d)  Income tax effect of pro forma entries.

UNITED ONLINE, INC.

Supplemental Financial Data

(in thousands)

	Three Months Ended March 31,
	2003	2002
Reconciliation of Pro Forma EBITDA (2):
Income (loss) from operations	$6,631	$(8,394)
Depreciation	2,809	4,927
Amortization	3,964	4,685
Stock-based charges	28	2,198
Restructuring and merger-related charges (a)	219	980
Other income, net	—	58
Pro forma EBITDA	$13,651	$4,454

			Twelve Months
	Three Months Ended March 31,		Ended March 31,
	2003	2002	2003
Reconciliation of Free Cash Flow (4):
Cash flow from operations	$16,005	$3,636	$58,092
Add (deduct):
Cash paid for restructuring and merger-related charges (a)	1,915	575	2,183
Capital expenditures	(2,024)	(435)	(5,251)
Free cash flow	$15,896	$3,776	$55,024

(a) Represents restructuring and merger-related costs incurred in connection with the merger of Juno and NetZero and the acquisition of certain assets of BlueLight.com.  These costs are primarily attributable to stay bonuses, contract termination fees, write-off of leasehold improvements and employee severance payments.

UNITED ONLINE, INC.

Selected Historical Financial Data and Key Metrics (a)

(in thousands, except per share amounts, number of employees and where noted)

	Mar. 31, 2003	Dec. 31, 2002	Sep. 30, 2002	Jun. 30, 2002	Mar. 31, 2002
Total revenues	$73,819	$65,800	$58,068	$54,449	$50,911
Net income (loss)	$6,962	$4,711	$1,525	$(2,679)	$(7,254)
Net income (loss) per diluted share	$0.15	$0.11	$0.03	$(0.07)	$(0.19)
Billable subscribers	2,405	2,176	1,848	1,707	1,598
Active users (in millions)(1)	5.2	5.0	4.8	4.8	5.2
Number of employees at end of period	447	444	420	420	430
Annualized revenue per average employee (5)	$663	$609	$553	$512	$461

(a)  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.